Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of September 18, 2023 is entered into by and among NAUTICUS ROBOTICS, INC. (F/K/A CLEANTECH ACQUISITION CORP.), a Delaware corporation (together with its successors and assigns, the “Company”), NAUTICUS ROBOTICS HOLDINGS, INC. (F/K/A NAUTICUS ROBOTICS, INC.), a Texas corporation (together with its successors and assigns, “Nauticus Sub”, and together with the Company and any other pledgor parties joined to this Agreement from time to time pursuant to Section 15, collectively, the “Pledgors”, and each individually, a “Pledgor”), and ATW Special Situations II LLC, as collateral agent on behalf of the lenders now or hereafter party to the Term Loan Agreement (defined below) (in such capacity, the “Agent”).

WHEREAS, the Pledgors have entered into (i) that certain Senior Secured Term Loan Agreement, dated as of September 18, 2023 (as amended, amended and restated, or otherwise modified from time to time, the “Term Loan Agreement”) by and among the Company, ATW Special Situations II LLC as collateral agent and the Lenders (as defined in the Term Loan Agreement) party thereto and (ii) that certain Pledge and Security Agreement, dated as of the date hereof (as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the “Pledge and Security Agreement”) by and among the Pledgors as debtors, the other debtors from time to time party thereto, and the Agent;

WHEREAS, it is a condition to the obligations of the purchasers under the Term Loan Agreement that this Agreement be duly executed and delivered;

WHEREAS, each of the Pledgors derives financial benefit from the financing being made available to the Company pursuant to the Term Loan Agreement; and

WHEREAS, pursuant to the Term Loan Agreement and the Pledge and Security Agreement, the Pledgors have agreed, among other things, to grant a security interest to the Agent for the benefit of the Lenders in certain patents, trademarks, copyrights and other intellectual property, to secure the Obligations (as defined in the Term Loan Agreement).

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms.

(a) Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Pledge and Security Agreement. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) shall have the respective meanings assigned to them in the UCC (as defined in the Pledge and Security Agreement).

(b) “Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications for registration made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s ownership and/or of such copyrights, (ii) renewals and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

(c) “Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all written license agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee under any such license agreement, whether now or hereafter (in each case, to the extent a Pledgor is able to grant a security interest in Intellectual Property Licenses without breach, violation or termination thereof), together with any and all (i) renewals, extensions, and supplements thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

(d) “Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to, and all patent applications and registrations made by, such Pledgor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s ownership and/or use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

(e) “Patents, Trademarks and Copyrights” shall mean and include all of each Pledgor’s present and future right, title and interest in and to the following: all Patents, Trademarks, and Copyrights, whether now owned or hereafter acquired by each Pledgor, including, without limitation, those listed on Schedule A hereto, including all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits) and the goodwill of the business to which any of the Trademarks relate.

(f) “Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URL’s), domain names, social media names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for registration for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof, but excluding intent-to-use trademark applications, until a statement of use is filed with the U.S. Patent & Trademark Office), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s ownership and use of any trademarks, (ii) extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

(g) “Transaction Documents” shall have the meaning given to such term in the Term Loan Agreement.

2. Security Interest; Filing Authorization.

(a) To secure the full payment and performance of all Secured Obligations, each Pledgor hereby grants and conveys a security interest to Agent for the benefit of the Lenders in the entire right, title, and interest of such Pledgor in and to all of its Patents, Trademarks and Copyrights, wherever located and whether now existing or hereafter arising or acquired from time to time.

(b) Each Pledgor hereby authorizes the Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Agreement or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Agent, as secured party.

3. This Agreement supplements, but does not replace or extinguish the obligations evidenced by the Pledge and Security Agreement.

4. Each Pledgor jointly and severally covenants and warrants that:

(a) the Patents, Trademarks and Copyrights owned by such Pledgor are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

(b) to the best of such Pledgor’s knowledge, each of the Patents, Trademarks and Copyrights owned by such Pledgor is valid and enforceable (excluding pending applications for Patents, Trademarks and Copyrights);

(c) such Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Patents, Trademarks and Copyrights (to such Pledgor’s knowledge with respect to unregistered Patents, Trademarks and Copyrights), free and clear of any liens, charges and encumbrances, including without limitation pledges, assignments, licenses, shop rights and covenants by Pledgor not to sue third persons (other than non-exclusive licenses granted by Pledgor in the ordinary course of business);

(d) such Pledgor has the corporate or other power and authority to enter into this Agreement and perform its terms;

(e) no claim has been made to such Pledgor in writing or, to the knowledge of such Pledgor verbally, by any person that the use of any of the Patents, Trademarks and Copyrights owned by such Pledgor does or may infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party; and

(f) such Pledgor has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Trademarks owned by such Pledgor that are material to its business (as reasonably determined by such Pledgor) for so long as Pledgor offers such products as part of its regular business and for so long as such Trademarks are material to its business (as reasonably determined by such Pledgor).

5. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly (and in any event, in the next filed periodic report required to be provided by such Pledgor under the Pledge and Security Agreement) following its becoming aware thereof, notify the Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Patents, Trademarks and Copyrights that are material to such Pledgor’s business (as determined by such Pledgor in its reasonable business judgment), such Pledgor’s right to register such Patents, Trademarks and Copyrights or its right to keep and maintain such registration in full force and effect, (ii) maintain all issued and registered Patents, Trademarks and Copyrights as presently used and operated, unless Pledgor reasonably determines, in the general course of its business to allow any such Patents, Trademarks or Copyrights to lapse or become abandoned, (iii) not permit to lapse or become abandoned any Patents, Trademarks and Copyrights, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such Patents, Trademarks and Copyrights, in either case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly (and in any event, within thirty (30) Business Days of such Pledgor’s obtaining such knowledge) notify the Agent in writing of any event which may be reasonably expected to materially and adversely affect the value of any Patents, Trademarks and Copyrights including a levy or threat of levy or any legal process against any Patents, Trademarks and Copyrights, (v) not license any Patents, Trademarks and Copyrights other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the Intellectual Property Licenses granted by such Pledgor of any Patents, Trademarks and Copyrights in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Patents, Trademarks and Copyrights or the lien on and security interest in the Patents, Trademarks and Copyrights or such Intellectual Property Licenses created therein hereby, without the consent of the Agent, (vi) keep commercially reasonable records respecting all Patents, Trademarks and Copyrights and Intellectual Property Licenses and (vii) furnish to the Agent from time to time upon the Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Patents, Trademarks and Copyrights and such other materials evidencing or reports pertaining to any Patents, Trademarks and Copyrights as the Agent may from time to time request.

6. Each of the obligations of each Pledgor under this Agreement is joint and several. The Agent and the Lenders may, in their sole discretion, elect to enforce this Agreement against any Pledgor without any duty or responsibility to pursue any other Pledgor and such an election by the Agent or the Lenders shall not be a defense to any action the Agent and the Lenders, or any of them, may elect to take against any Pledgor. Each of the Agent and the Lenders hereby reserves all right against each Pledgor.

7. Each Pledgor agrees that, until all of the Secured Obligations shall have been indefeasibly satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with such Pledgor’s obligations under this Agreement, without the Agent’s prior written consent which shall not be unreasonably withheld except Pledgor may license technology and Patents, Trademarks and Copyrights and enter into Intellectual Property Licenses in the ordinary course of business without the Agent’s consent to suppliers and customers to facilitate the manufacture and use of such Pledgor’s products.

8. If, before the Secured Obligations shall have been indefeasibly satisfied in full, any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Patents, Trademarks and Copyrights or (ii) become entitled to the benefit of any additional Patents, Trademarks and Copyrights or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Patents, Trademarks and Copyrights, or any improvement on any Patents, Trademarks and Copyrights, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Patents, Trademarks and Copyrights as if such would have constituted Patents, Trademarks and Copyrights at the time of execution hereof and be subject to the lien and security interest created by this Agreement in favor of the Agent on behalf of the Lenders without further action by any party. Each Pledgor shall promptly (and in any event, within five (5) Business Days) after any of the events described in clause (i) or (ii) above, provide to the Agent written notice of any of the foregoing and confirm the attachment of the lien and security interest created by this Agreement in favor of the Agent on behalf of the Lenders to any rights described in clauses (i) and (ii) above by execution of an instrument in form reasonably acceptable to the Agent and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect the Agent’s security interest in such Patents, Trademarks and Copyrights. Each Pledgor and the Agent agree, and each Pledgor authorizes the Agent, to modify this Agreement by amending Schedule A to include any such new Patent, Trademark or Copyright of such Pledgor acquired or arising after the date hereof and the provisions of this Agreement shall apply thereto.

9. Upon the occurrence and during the continuation of an Event of Default, the Agent shall have, in addition to all other rights and remedies given it by this Agreement and those rights and remedies set forth in the Pledge and Security Agreement, those allowed by applicable law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks and Copyrights may be located and, without limiting the generality of the foregoing, the Agent may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to Pledgors, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in a city that the Agent shall designate by notice to the Pledgors, the whole or from time to time any part of the Patents, Trademarks and Copyrights, or any interest which any Pledgor may have therein and, after deducting from the proceeds of sale or other disposition of the Patents, Trademarks and Copyrights all expenses (including reasonable fees and expenses for brokers and attorneys), shall apply the remainder of such proceeds toward the payment of the Secured Obligations in accordance with Section 14 of the Pledge and Security Agreement. Any remainder of the proceeds after payment in full of the Secured Obligations shall be paid over to Pledgors. To the extent permitted by law, the Pledgors expressly waive any notice of sale or other disposition of the Patents, Trademarks and Copyrights and all other rights or remedies of the Debtors or formalities prescribed by law relative to sale or disposition of the Patents, Trademarks and Copyrights or exercise of any other right or remedy of Agent existing after the occurrence and during the continuation of an Event of Default; and to the extent any such notice is required and cannot be waived, the Debtors agree that if such notice is given in the manner provided in Section 25 hereof at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Agent shall not be obligated to make any sale of Patents, Trademarks and Copyrights regardless of notice of sale having been given. Agent may adjourn any public or private sale. At any such sale or other disposition, the Agent may, to the extent permissible under applicable law, purchase the whole or any part of the Patents, Trademarks and Copyrights sold, free from any right of redemption on the part of Pledgor, which right is hereby waived and released.

10. If any Event of Default shall have occurred and be continuing, each Pledgor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license for the duration of such Event of Default to use, assign, license or sublicense any of the Patents, Trademarks and Copyrights now owned or hereafter acquired by such Pledgor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof; provided that with respect to Trademarks Agent shall maintain the quality of all goods and services identified by or associated with such Trademarks. Effective upon the occurrence of such an Event of Default, each Pledgor further hereby authorizes and empowers the Agent to make, constitute and appoint any officer or agent of the Agent, as the Agent may select in its exclusive discretion, as such Pledgor’s true and lawful attorney-in-fact, with the power to endorse such Pledgor’s name on all applications, documents, papers and instruments necessary for the Agent to use the Patents, Trademarks and Copyrights, or to grant or issue, on commercially reasonable terms, any exclusive or nonexclusive license under the Patents, Trademarks and Copyrights to any third person, or necessary for Agent to assign, pledge, convey or otherwise transfer title in or dispose, on commercially reasonable terms, of the Patents, Trademarks and Copyrights to any third Person. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

11. At such time as Pledgors shall have indefeasibly paid in full all of the Secured Obligations, this Agreement shall terminate and the Agent shall execute and deliver to Pledgors (solely at the expense and cost of the Pledgors and upon their reasonable request) all releases, deeds, assignments and other instruments as may be reasonably necessary or proper to release all liens and other rights of Agent hereunder and re-vest in Pledgor full unencumbered title to the Patents, Trademarks and Copyrights, subject to any disposition thereof which may have been made by the Agent pursuant hereto.

12. Any and all fees, costs and expenses, of whatever kind or nature, including reasonable attorneys’ fees and expenses incurred by the Agent in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, the protection, maintenance or preservation of the Patents, Trademarks and Copyrights, or the defense or prosecution of any actions or proceedings arising out of or related to the Patents, Trademarks and Copyrights, shall be borne and paid by Pledgors.

13. Pledgors shall have the duty, if commercially reasonable, to prosecute any applications for registration of the Patents, Trademarks and Copyrights pending as of the date of this Agreement or thereafter until the Secured Obligations shall have been indefeasibly paid in full, to make application on unpatented but patentable inventions (whenever it is commercially reasonable in the reasonable judgment of such Pledgor to do so) and to preserve and maintain all rights in applications for patents and trademarks and patents of the Patents and registrations of the Trademarks, including without limitation the payment of all maintenance fees (whenever it is commercially reasonable in the reasonable judgment of such Pledgor to do so). Any expenses incurred in connection with such an application or maintenance of an issued Patent or registered Trademark shall be borne by Pledgors. Unless it is commercially reasonable to do so, no Pledgor shall abandon any Patent, Trademark or Copyright without the consent of the Agent, which shall not be unreasonably withheld.

14. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right but in no way be obligated to commence and prosecute in its own name, as the party in interest, for its own benefit, and to join the Agent, if necessary, as a party to such suit so long as the Agent is satisfied that such joinder will not subject it to any risk of liability, to enforce the Patents, Trademarks and Copyrights and any licenses thereunder, and at the sole cost and expense of such Pledgor, such applications for protection of the Patents, Trademarks and Copyrights and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Patents, Trademarks and Copyrights. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right but shall in no way be obligated to file applications for protection of the Patents, Trademarks and Copyrights and/or bring suit in the name of any Pledgor, the Agent or Lenders to enforce the Patents, Trademarks and Copyrights and any Intellectual Property License thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Agent, do any and all lawful acts and execute any and all documents requested by the Agent in aid of such enforcement. In the event that the Agent shall elect not to bring suit to enforce any Patents, Trademarks and Copyrights that are material to the business of a Pledgor (as reasonably determined by such Pledgor), each Pledgor agrees, at the reasonable request of the Agent, to take commercially reasonable actions, as reasonably determined by such Pledgor, which may include suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Patents, Trademarks and Copyrights by any person.

15. If any Pledgor forms or acquires any new direct or indirect Domestic Subsidiary, the Pledgors agree to, concurrently with the acquisition or formation thereof, (i) cause such newly formed or acquired Domestic Subsidiary to become a party to this Agreement pursuant to a joinder in form satisfactory to Agent for the purposes of granting a security interest in such subsidiary’s Patents, Trademarks and Copyrights, wherever located and whether now existing or hereafter arising or acquired from time to time, as additional Collateral, (ii) deliver to Agent an opinion of counsel in form and substance acceptable to Agent, addressing, among other things, the due authorization, due execution and delivery and enforceability of the foregoing documents with respect to such subsidiary and (iii) to execute or deliver such other agreements, documents requested by the Agent in connection therewith.

16. No course of dealing between each Pledgor and the Agent, nor any failure to exercise nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder or under the Pledge and Security Agreement or any other Security Document or other Transaction Document shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17. All of the Agent’s rights and remedies with respect to the Patents, Trademarks and Copyrights, whether established hereby or by the Term Loan Agreement, Pledge and Security Agreement, any other Security Document or other Transaction Document or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently.

18. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any clause or provision of this Agreement in any jurisdiction.

19. This Agreement is subject to modification only by a writing signed by the parties, except as expressly provided in Section 8.

20. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, provided, however, that Pledgors may not assign or transfer any of their rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.

21. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law principles.

22. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR OTHER TRANSACTION DOCUMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT TO ASSERT ANY SUCH DEFENSE. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 25. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

23. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a facsimile or other electronic transmission to the Agent of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.

24. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS AND OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 24.

25. All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be as set forth in Section 17 of the Pledge and Security Agreement.

26. Each Pledgor acknowledges and agrees that, in addition to the other rights of the Agent hereunder and under the other Security Documents and Transaction Documents, because the Agent’s remedies at law for failure of such Pledgor to comply with the provisions hereof relating to the Agent’s rights (i) to inspect the books and records related to the Patents, Trademarks and Copyrights, (ii) to receive the various notifications such Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Patents, Trademarks and Copyrights, (iv) to enforce the provisions hereof pursuant to which the such Pledgor has appointed the Agent its attorney-in-fact, and (v) to enforce the Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

PLEDGORS:

NAUTICUS ROBOTICS, INC.
(F/K/A CLEANTECH ACQUISITION CORP.)

By:	/s/ Nicolaus A. Radford
	Name:	Nicolaus A. Radford
	Title:	President and Chief Executive Officer

NAUTICUS ROBOTICS HOLDINGS, INC.
(F/K/A NAUTICUS ROBOTICS, INC.)

By:	/s/ Nicolaus A. Radford
	Name:	Nicolaus A. Radford
	Title:	President and Chief Executive Officer

[Signature Page to Intellectual Property Security Agreement]

Acknowledged and accepted:

ATW SPECIAL SITUATIONS II LLC,
as Agent

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

[Signature Page to Intellectual Property Security Agreement]

Schedule A

To

Intellectual Property Security Agreement

List of Patents, Trademarks,

Copyrights and Intellectual Property Licenses